Exhibit 99.1

Takung Art Co., Ltd. Announces $5.0 Million Private Placement

HONG KONG, CHINA / ACCESSWIRE / July 8, 2021 / Takung Art Co., Ltd. (NYSE American: TKAT) (“Takung” “TKAT” or the “Company”), an operator of three online fine art and collectibles platforms, today announced that it has entered into a securities purchase agreement (the “SPA”) with an institutional investor to raise $5.0 million through a private placement of 571,429 shares of Common Stock at a purchase price of $8.75 per share. The closing of the private placement is expected to occur by July 12, 2021, subject to the satisfaction of certain customary closing conditions set forth in the SPA.

Maxim Group LLC is acting as the sole placement agent for the transaction.

The Common Stock described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement (the “RRA”) with the investor signed concurrently with the SPA, the Company is required to file an initial registration statement with the SEC covering the resale of the shares of common stock to be issued to the investor no later than 17 days after the date of the closing and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 75 days after the closing in the event of a “full review” by the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Takung Art Co., Ltd.

Takung Art Co., Ltd. enables China's growing middle class to invest in fine art and collectibles through three proprietary online platforms: Takung Unit, which facilitates trading and shared ownership of Asian and international fine art; Unit+, which facilitates trading and shared ownership of Asian and international collectibles; and Takung Online, an e-commerce platform enabling artists to promote and sell entire pieces of artwork directly to buyers. Takung is headquartered in Hong Kong and operates primarily in Hong Kong through its direct wholly-owned subsidiary Hong Kong Takung Art Company Limited and its two wholly-owned subsidiaries in Shanghai and Tianjin that facilitate service and support to its PRC-based traders on the Company's platform. For more information, please visit the Company's website: http://ir.takungart.com/ The Company routinely posts important information on its website.

Forward-Looking Statements

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions which reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and are subject to change at any time. We operate in a very competitive and rapidly changing environment where new risks may emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Contact:

Takung Art Co., Ltd.

King Chan
Phone: +85239035788

Email: irmail@takungae.com

2